    As filed with the Securities and Exchange Commission on February 12, 1998
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           GLOBAL DECISIONS GROUP LLC
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                                       13-3963605
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                     Identification Number)

                      C/O MCCARTHY, CRISANTI & MAFFEI, INC.
                     590 MADISON AVENUE, NEW YORK, NEW YORK         10022
                    (Address of Principal Executive Offices)      (Zip Code)

         CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC. LLC UNIT GRANT PLAN
         CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC. LLC UNIT OPTION PLAN
                      MCM GROUP, INC. LLC UNIT OPTION PLAN
                        MCM GROUP, INC. STOCK OPTION PLAN
                           (Full Titles of the Plans)

                                 GORDON MCMAHON
                          VICE PRESIDENT AND SECRETARY
                           GLOBAL DECISIONS GROUP LLC
                      C/O MCCARTHY, CRISANTI & MAFFEI, INC.
                               590 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                     (Name and Address of Agent for Service)

                                 (212) 835-1350
          (Telephone number, including area code, of agent for service)

================================================================================

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                             Proposed
              Title Of                                        Maximum             Proposed Maximum
             Securities                                      Offering                Aggregate             Amount Of
                To Be                         Amount         Price Per               Offering            Registration
             Registered                  To Be Registered      Share                   Price                  Fee
----------------------------------------------------------------------------------------------------------------------
Units pursuant to
Cambridge Energy Research
Associates, Inc. LLC Unit
Grant Plan...............                   167,715 (1)        (2)                  $1,670,442(3)              $493

Units pursuant to
Cambridge Energy Research
Associates, Inc. LLC Unit                   231,500 (5)       $18.31                $4,238,765(4)            $1,251
Option Plan..............                   231,199 (6)        (2)                  $2,302,743(3)              $680

Units pursuant to MCM
Group, Inc. LLC Unit
Option Plan..............                   154,233 (7)        (2)                  $1,536,161(3)              $454

Units pursuant to MCM                       192,524 (9)       $10.46                $2,013,802(4)              $595
Group, Inc. Stock Option                    192,524(10)       $15.03                $2,893,637(4)              $854
Plan(8)..................                    83,175(11)        (2)                    $828,423(3)              $245

TOTAL....................                 1,252,870                                $15,483,970               $4,572

======================================================================================================================


---------------------

(1) Represents the number of units of capital representing limited liability company interests in the Registrant ("Units") issuable pursuant to the Cambridge Energy Research Associates, Inc. Unit Grant
         Plan, and includes an aggregate of 60,840 Units issuable upon the attainment of certain revenue growth rates by Cambridge Energy Research
         Associates, Inc. ("CERA").

(2) The securities are not being offered on a price per Unit basis and, therefore, there is no proposed maximum offering price per share.

(3) Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act") based on the book value of $9.96 per Unit, as of December 31, 1997, the most recent practicable date, of the Units.

(4) Calculated pursuant to Rule 457(h)(1) under the Securities Act based on the price at which the options may be exercised.

(5)      Represents the number of Units issuable upon the exercise of options to be awarded under the Cambridge Energy Research Associates, Inc. LLC Unit Option
         Plan with an exercise price of $18.31 per Unit.

(6)      Represents the number of Units issuable upon the exercise of options to be awarded under the Cambridge Energy Research Associates, Inc. LLC Unit Option
         Plan.

(7)      Represents the number of Units issuable upon the exercise of options granted pursuant to the MCM Group, Inc. LLC Unit Option Plan.

(8) Pursuant to the Plan of Merger and Exchange Agreement, dated as of August 1, 1997, by and among the Registrant, MCM Group, Inc. ("MGI"),
         GDG Merger Corporation, the stockholders of CERA and The Goldman Sachs
         Group, L.P. (the "Merger Agreement"), among other things, each outstanding option to purchase common stock of MGI granted under the MGI Stock Option Plan shall cease to be outstanding and shall be converted into and exchanged for an equivalent option to purchase
         9.55555 Units.

(9) Represents the number of Units issuable upon the exercise of outstanding options awarded under the MCM Group, Inc. Stock Option Plan with an exercise price of $10.46 per Unit.

(10) Represents the number of Units issuable upon the exercise of outstanding options awarded under the MCM Group, Inc. Stock Option Plan with an exercise price of $15.03 per Unit.

(11)     Represents the number of Units issuable upon the exercise of options to be awarded under the MCM Group, Inc. Stock Option Plan.

==============================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I of Form S-8 is included in documents sent or given to participants in the Cambridge Energy Research Associates, Inc. LLC Unit Grant Plan, the Cambridge Energy Research Associates, Inc. LLC Unit Option Plan, the MCM Group, Inc. LLC Unit Option Plan, and the MCM Group, Inc. Stock Option Plan pursuant to Rule 428(b)(1) of the Securities Act of
1933, as amended (the "Securities Act").  Cambridge Energy Research
Associates, Inc. ("CERA") and MCM Group, Inc. ("MGI") are wholly owned subsidiaries of Global Decisions Group LLC (the "Registrant").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

         (1) The Registrant's Prospectus filed with Commission pursuant to Rule 424(b)(3) of the Securities Act, dated January 29, 1998, which contains audited financial statements for the Registrant's latest fiscal year.

         (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Prospectus referred to in (1) above.

         All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all units of capital representing limited liability company interests in the Registrant ("Units") offered hereby have been sold or which deregisters all Units then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

         Item 4.  DESCRIPTION OF SECURITIES

         The following summary of certain provisions of the Units does not purport to be complete and is subject to, and qualified in its entirety by the provisions of, applicable law and the provisions of the Registrant's Amended and Restated Limited Liability Company Agreement (the "LLC Agreement") which is filed herewith as Exhibit 4.2. Capitalized terms used in this Registration Statement and not defined herein have the meaning ascribed to them in the Registrant's Prospectus filed with Commission pursuant to Rule 424(b)(3) of the Securities Act, dated January 29, 1998.

         RIGHTS TO DISTRIBUTIONS AND ALLOCATIONS. The LLC Agreement authorizes the issuance of Units for such consideration and on such terms and conditions as shall be established by the Board of Directors of the Registrant (the "Board") in its sole discretion without approval of the members of the Registrant (the "Members"). Members (i) will be entitled to receive, to the extent of available cash and cash equivalent assets of the Registrant, cash distributions in amounts intended to enable Members and certain other persons or entities to discharge their United States federal, state and local income tax liabilities arising from certain allocations made with respect to the Units as described below, (ii) other than with respect to certain distributions relating to specified disposition transactions (as described below), will be entitled on a pro rata basis to such distributions, if any, prior to the dissolution and liquidation of the Registrant as may be determined by the Board in its sole discretion, (iii) will be allocated income, gains, losses, credits and deductions of the Registrant in accordance with the respective Units owned by the Members, subject to certain variations for income tax purposes called for by applicable provisions of the Internal Revenue Code and regulations promulgated thereunder, and (iv) will be entitled on a pro rata basis, upon dissolution and liquidation of the Registrant, to all remaining assets after satisfaction of the Registrant's liabilities to creditors.

         With respect to distributions to Members (i) of any capital stock of MGI or less than all of the capital stock of CERA prior to the earlier of the issuance of the Contingent Units and June 30, 2000, or (ii) of the net proceeds of any sale or other disposition (other than in a distribution to Members of capital stock of MGI or CERA), prior to the earlier of the issuance of the Contingent Units and June 30, 2000, of capital stock of MGI, more than 50% of the assets of MGI, or capital stock or assets of CERA in a transaction that does not constitute a Termination Event, Members will be entitled to receive each such distribution on a pro rata basis, except that each Member who, at the time of determination, has a right to receive Contingent Units will be treated, solely for the purposes of such distribution, as if such Member owned the number of Contingent Units that would have been issuable to such Member if the closing of a Termination Event (other than an underwritten public offering) that did not constitute a Qualifying Sale had occurred at such time of determination.

         VOTING AND CERTAIN OTHER RIGHTS. Except with respect to non-voting Units (the "Non-Voting Units"), which will be issuable by the Registrant only in limited circumstances and only to those holders of Units subject to certain legal or regulatory constraints on their ability to possess voting power with respect to any single entity in excess of certain thresholds, and except with respect to certain rights and obligations applicable, pursuant to the LLC Agreement, to certain holders of Units with respect to (i) nomination, election and/or appointment of members of the Board, (ii) rights and obligations relating to transferability of Units and rights to request registration of Units under the applicable securities laws, (iii) Contingent Units and (iv) certain other matters, each Unit will be identical in all respects to each other Unit. Units other than Non-Voting Units ("Voting Units") will be the only class of equity interests in the Registrant outstanding immediately following the closing of the Merger and the Exchange.

         Holders of record of Voting Units will be entitled to notice of, and to vote at, meetings of the Members and to act with respect to matters as to which approval of the Members may be solicited. There will be an annual meeting of the Members starting in 1998, and special meetings of the Members may be called by the Board, the Chairman or the Vice Chairman of the Board, the Registrant's chief executive officer, or shall be called by the chairman or secretary upon written request of Members holding not less than 20% of the outstanding Units. Holders of Voting Units will be entitled to one vote per Voting Unit on matters submitted to a vote or consent of holders of Units. The LLC Agreement provides that, except as otherwise required by law, the vote of a majority of Voting Units represented at a meeting of Members at which a quorum is present will be sufficient for the transaction of business at such meeting, except that, upon the recommendation of the Board that the Members give such approval, the approval of at least two-thirds of the Members (by number of Units) then entitled to vote at a meeting of Members will be required for (i) with certain limited exceptions, any merger, consolidation, conversion or reorganization of the Registrant, (ii) dissolution of the Registrant and (iii) the sale or other disposition of all or substantially all of the assets of the Registrant or the sale or other disposition of all of the capital stock of MGI or CERA owned by the Registrant, other than in a spin-off of all of the capital stock of MGI or CERA. Pursuant to the LLC Agreement, prior to the IPO Date, the Members will be required to vote all of their respective Units for the election as directors of the nominees described in the Registrant's Prospectus filed with Commission pursuant to Rule 424(b)(3) of the Securities Act, dated January 29, 1998.

         APPRAISAL RIGHTS. Pursuant to the terms of the LLC Agreement, holders of Units will not be entitled to any appraisal or dissenters' rights.

         RESTRICTIONS ON TRANSFER. The LLC Agreement will provide that, during the period ending on the earlier of three years after the Closing Date and one year after the IPO Date, each Member who, together with certain related trusts, if any, owned, as of the Closing Date, 5% or more of the then outstanding Units (each such Member a "Restricted Holder"), each such trust and each of such Restricted Holder's and such trust's Permitted Transferees (as defined below) may transfer Units only (i) to an unaffiliated third party (A) in a sale of all of the Units pursuant to an exercise of the take-along rights, described in the LLC Agreement and under the heading "--Take-Along Rights," below, or (B) pursuant to a merger, conversion, consolidation or reorganization of the Registrant, other than in a transaction described in the following clause
(ii), (ii) pursuant to certain transactions where the organizational form of the Registrant is changed (for example, from a limited liability company to a corporation) but the owners and proportional ownership of voting securities or other equity interests before and after such change generally are unchanged,
(iii) in a public offering of Units pursuant to an effective registration statement under the Securities Act, (iv) to a Permitted Transferee or (v) to the Registrant or any subsidiary of the Registrant.

         In addition, prior to the IPO Date, each Member other than a Member subject to the transfer restrictions described in the immediately preceding paragraph, and, after the expiration of the period described in the immediately preceding paragraph, each Member, may transfer such Member's Units only (i) in any of the transactions described in clause (i) through (v) of the immediately preceding paragraph, (ii) to a Member who was a Member as of the Closing Date or
(iii) subject to compliance with the participation rights, rights of first offer and take-along rights, described in the LLC Agreement and under the headings "--Rights of First Offer" and "--Take-Along Rights," below, to Restricted Holders or third parties who are "accredited investors," for cash in transactions that are exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. After the IPO Date, in addition to transfers in any of the transactions described in the immediately preceding sentence, each such Member will also be entitled to transfer such Member's Units to any third party, subject to compliance with such participation rights and with Rule 144 or Rule 145 under the Securities Act, if applicable.

         A "Permitted Transferee" will be defined in the LLC Agreement to mean
(i) any transferee by bequest or the laws of descent or distribution, (ii) any trust for employees of the Registrant and/or any of the Registrant's subsidiaries established under a qualified employee benefit plan, (iii) in the case of any Member that is a trust, the trust beneficiaries of such trust, (iv) as to any Member that is a corporation, company, partnership or other entity, certain affiliates of such Member and (v) in the case of any Member that is an individual, any trust the only actual beneficiaries under which are such individual and/or one or more of his brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants, provided, in each case, that the Permitted Transferee agrees in writing to be bound by the terms of the LLC Agreement and complies with certain additional requirements.

         Further, (i) any transferee of Units will, unless such requirements are waived by the Board, be admitted as a substitute Member only upon (a) execution by the transferee and the transferor of such instruments as the Board or any officer of the Registrant deems reasonably necessary or desirable to effect the substitution, (b) the agreement in writing by the transferee to be bound by the LLC Agreement, and (c) the agreement in writing by the transferee to provide the Registrant with such information (including the transferee's employer identification number or social security number, as applicable, and the amount paid for the Units) as the Registrant may request from time to time, (ii) it is a condition to any transfer of Units that (x) the Board determines that the proposed transfer will not cause the Registrant to violate applicable law or the terms of any then outstanding indebtedness of the Registrant, guarantees of indebtedness or related documents, result in the Registrant becoming subject to certain securities, employee benefits, investment company and other specified legal requirements, or otherwise constitute a Prohibited Transaction (as defined in the LLC Agreement), and (y) in the case of a transfer to a Permitted Transferee (or in a transaction described in clause (ii) or (iii) of the first sentence of the second preceding paragraph), the transferor deliver to the Registrant (A) an opinion of counsel reasonably satisfactory to the Registrant relating to certain matters specified in the LLC Agreement, and (B) a certificate concerning compliance with the restrictions on transfer set forth in the LLC Agreement and certain related matters, and certain other documentation, (iii) each person or entity obtaining Units, other than the persons and entities admitted as Members pursuant to the Merger, the Exchange or the transfer of Units and Contingent Units pursuant to the CERA Unit Grant Plan or exercising options to purchase Units (provided that each such person or entity who exercised such options executes a subscription agreement and tenders full payment of the exercise price of such options), will be admitted as an additional Member at the time such person or entity (A) executes a counterpart of the LLC Agreement, (B) complies with the applicable resolution, if any, of the Board with respect to such admission, and (C) is named as a Member in the Registrant's membership register, and (iv) transfers of Units prior to the IPO Date are subject to certain further restrictions designed to ensure that the Registrant is not treated as a publicly traded partnership for tax purposes.

         SECURITIES LAWS. The issuance of the Units pursuant to the Merger and the Units issuable upon the exercise of the Brera Options and the Jordan Options will be registered under the Securities Act and such Units (other than Units issued to "affiliates" of MGI or the Registrant) will be freely transferable under the Securities Act. However, there is no public trading market for the Units and it is not expected that there will be a public trading market for the Units in the foreseeable future. Units issued to affiliates of MGI as of August 1, 1997 may not be sold except pursuant to an effective registration statement under the Securities Act or other applicable exemption from the registration requirements of the Securities Act, including (in the case of such affiliates who are not also affiliates of the Registrant) Rule 145 under the Securities Act.

         HOLDBACK AGREEMENT. Under the LLC Agreement, the Units will be subject to a holdback provision under which such Units may not be transferred in any public sale or distribution, including sales pursuant to Rule 144 or Rule 144A under the Securities Act, during the 20-day period prior to and the one-year period after the effective date of any registration statement for a public offering filed in respect of any equity securities of the Registrant (other than as part of such public offering).

         PARTICIPATION RIGHTS. Each Member will be entitled, prior to such time as 30% of the then outstanding Units have been sold to the public pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act (the "Establishment of a Public Market"), to participate proportionately in certain "qualifying sales" of Units by a Restricted Holder, certain related trusts, if any, and/or any of their Permitted Transferees. Subject to certain qualifications, "qualifying sales" generally will be any sales by a Restricted Holder, such trusts and/or such Permitted Transferees to a third party in transactions not involving a distribution and/or sale to the public (whether pursuant to a public offering registered under the Securities Act, Rule 144, broker's transactions or otherwise, but not pursuant to Rule 144A or any successor provision) after such Restricted Holder, trusts and/or Permitted Transferees have sold an aggregate of 5% of the Units held by such Restricted Holder, trusts and/or Permitted Transferees.

         RIGHTS OF FIRST OFFER. Under the LLC Agreement, prior to the IPO Date, the units will be subject to certain rights of first offer in favor of the Registrant (whose right may be assigned to MGI or CERA) and each Restricted Holder. If a holder of Units desires, prior to the IPO Date, to offer or to sell Units owned by such holder in a transaction described in clause (iii) of the first sentence of the second paragraph under the heading "--Restrictions on Transfer," above, such holder must first make an offer to sell such Units to the Registrant and, if the Registrant does not accept such offer within a twenty-day period, to each Restricted Holder at a price and on the other terms specified by such holder of Units in a notice to the Registrant. Each Restricted Holder shall have the right during the two successive twenty-day periods following the expiration of the first twenty-day period to purchase such Restricted Holder's pro rata portion of the number of such Units that the

Registrant (or, with respect to the second such twenty-day period, the other Restricted Holders) shall not have elected to purchase, which right may be exercised subject to such Restricted Holder securing financing for such purchase. If the Registrant and the Restricted Holders do not elect to exercise such rights with respect to all the Units so being offered, the holder may sell such Units to a third party at no less than 90% of the price and on the other terms initially offered to the Registrant and the Restricted Holders.

         TAKE-ALONG RIGHTS. Under the LLC Agreement, prior to the IPO Date the Units will be subject to certain "take-along" rights of the holders of more than 50% of the outstanding Units (the "Majority Holders"). In the event that the Majority Holders elect to sell all of their Units to a third party, each other holder of Units will, if requested to do so by the Majority Holders, have an obligation to sell such holder's Units to such third party on the same terms and at the same price as the Majority Holders.

         REGISTRATION RIGHTS. Under the LLC Agreement and subject to the limitations described therein, the Registrant agrees to grant to (i) the holder or holders (other than the Founding Stockholders and certain related trusts) of 30% of the Registrable Securities (as such term is defined in the LLC Agreement and which will generally include all of the Units to be issued in connection with the transactions contemplated by the Merger Agreement) with respect to the initial request and 10% of the Registrable Securities with respect to any subsequent requests, and (ii) with respect to two requests only after the third anniversary of the Closing Date, the Founding Stockholders holding a specified percentage of Units, the right to require the Registrant to register for resale (subject to certain minimum registration requirements), under the Securities Act and applicable state securities laws, Units that such holders or certain of their affiliates propose to sell. Since the requests for registration under clause (i) of the immediately preceding sentence exclude the Founding Stockholders and the initial request thereunder must be made by the holders of at least 30% of the Registrable Securities, C&D Fund IV, the largest unitholder, will effectively control the initial registration of the Units if such registration occurs pursuant to the exercise of registration rights granted under the LLC Agreement prior to the third anniversary of the Closing Date. The Registrant is obligated to pay all expenses incidental to the first two registrations requested pursuant to clause (i) of the first sentence of this paragraph and each of the two registrations requested pursuant to clause (ii) of such first sentence, in each case, excluding underwriting discounts and commissions. Subject to certain limitations set forth in the LLC Agreement, all holders of Units as of the Closing Date will be entitled to participate in any such registration for resale, or in any registration of equity securities of the Registrant otherwise undertaken by the Registrant.

         Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

         Item 6.  INDEMNIFICATION

         Section 18-108 of the Delaware Limited Liability Company Act (the "Delaware Act") provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

         Section 11.2 of the LLC Agreement provides that no Covered Person (as defined in the LLC Agreement) shall be liable to the Registrant or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in the good faith belief that such action was in, or was not opposed to, the best interests of the Registrant and in the manner believed to be within the scope of authority conferred on such Covered Person by or pursuant to the LLC Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

         Section 11.4 of the LLC Agreement provides that the Registrant shall indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a Director, Officer, employee or agent of the Registrant, or is or was serving or has agreed to serve at the request of the Registrant as a director, officer, employee or agent, of another company, partnership, joint venture, trust or other enterprise, or by reason of any action, alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Registrant to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorney's fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper; provided that any indemnity under Section 11.4 shall be provided out of and to the extent of Registrant assets only, and no Member or Director, Officer, employee or agent of the Registrant shall have any personal liabilities with respect to such indemnity.

         Section 11.4 of the LLC Agreement further provides that to the extent that a Director, Officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 11.4 thereof or in defense of any claim, issue or matter therein, he shall be indemnified by the Registrant against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 11.4 of the LLC Agreement further provides that the Registrant may purchase and maintain insurance, to the extent and in the amounts as the Board shall, in its sole discretion, deem reasonable, on behalf of Covered Persons and such other Persons as the Board shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Registrant or such indemnities, regardless of whether the Registrant would have the power to indemnify such Person against such liability under the provisions of the LLC Agreement. The Registrant may enter into indemnity contracts with Covered Persons and such other Persons as the Board shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under the relevant provisions of the LLC Agreement and containing such other procedures regarding indemnification as are appropriate.

         Section 10.5 of the CERA LLC Unit Option Plan, Section 10.5 of the MGI LLC Unit Option Plan, and Section 10.5 of the MGI Stock Option Plan each provides as follows (all capitalized terms in this paragraph not defined herein have the meaning ascribed to them in the relevant Plan): each person who is or shall have been a member of the Board or the LLC Board or any committee of the Board or the LLC Board shall be indemnified and held harmless by CERA or MGI, as the case may be (the relevant entity hereinafter referred to as the "Company"), and its Subsidiaries to the fullest extent permitted by law from and against any and all losses, costs, liabilities and expenses (including any related attorneys' fees and advances thereof) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and from and against any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided that he shall give the Company or, with the consent of the Company, another member of the MGI/CERA Group an opportunity, at its own expense, to defend the same before he undertakes to defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's or any such Subsidiary's certificate of incorporation or by-laws, by contract, as a matter of law, or otherwise.

         The Registrant carries a general liability insurance policy which covers certain liabilities of Directors and Officers of the Registrant arising out of claims based on acts or omissions in their capacity as Directors or Officers.

         Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

         Item 8.  EXHIBITS

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         Item 9.  UNDERTAKINGS

         1.       The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of Units offered (if the total dollar value of Units offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the Units offered therein, and the offering of such Units at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Units being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 12th day of February, 1998.

                                       GLOBAL DECISIONS GROUP LLC


                                       By: /S/ GORDON MCMAHON
                                          ------------------------------------
                                          Name:  Gordon McMahon
                                          Title: Vice President and Secretary


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Global Decisions Group LLC, hereby severally constitute and appoint Gordon McMahon, Alberto Cribiore, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith, and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf and in our capacities as officers and directors to enable Global Decisions Group LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



      SIGNATURE                                   TITLE                                       DATE
      ---------                                   -----                                       ----

/S/ ALBERTO CRIBIORE                      President and Director                        February 12, 1998
-----------------------------------       (principal executive officer)
Alberto Cribiore


/S/ RICHARD J. SCHNALL                    Treasurer                                     February 12, 1998
-----------------------------------       (principal financial and
Richard J. Schnall                        accounting officer)



/S/ GORDON MCMAHON                        Vice President and Director                   February 12, 1998
-----------------------------------
Gordon McMahon


/S/ DONALD J. GOGEL                       Vice President and Director                   February 12, 1998
-----------------------------------
Donald J. Gogel

                                  EXHIBIT INDEX



Exhibit
Number                     Description
------                     -----------

  4.1*                     Certificate of Formation of the Registrant

  4.2                      Amended and Restated Limited Liability Company Agreement of
                           the Registrant

  5.1                      Opinion of Richards, Layton & Finger, P.A.

 23.1                      Consent of Richards, Layton & Finger, P.A. (included in
                           Exhibit 5.1)

 23.2                      Consent of Coopers & Lybrand L.L.P.

 24.1                      Power of Attorney (included on the signature page of this
                           Registration Statement)


-------------------

* Previously filed with the Commission as Exhibit 3.1 to the Registrant's Registration Statement on Form S-4, File No. 333-34477, which was originally filed with the Commission on August 27, 1997 and is incorporated herein by reference.